Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 11, 2016, with respect to the audited consolidated financial statements of El Capitan Precious Metals, Inc. and its subsidiaries for the years ended September 30, 2015 and 2014. Our report contains an explanatory paragraph relating to the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 27, 2016